EXHIBIT 5.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-270315 on Form F-10 of our reports dated March 28, 2023, relating to the financial statements of Avino Silver & Gold Mines Ltd. and the effectiveness of Avino Silver & Gold Mines Ltd’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of Avino Silver & Gold Mines Ltd. for the year ended December 31, 2022.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

April 17, 2023